As filed with the Securities and Exchange Commission on April 19, 2005
Registration No. 333-_____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SUN HYDRAULICS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Florida	59-2754337
(State of Incorporation)	(I.R.S. Employer
Identification No.)

1500 West University Parkway, Sarasota, Florida 34243
(Address of Principal Executive Offices)

SUN HYDRAULICS CORPORATION 401(k) AND ESOP RETIREMENT PLAN
(Full Title of the Plan)

Allen J. Carlson
President and Chief Executive Officer
1500 West University Parkway
Sarasota, Florida 34243
(941) 362-1200
(Name, address and telephone number, including area code, of agent for service)

Copy to:
Gregory C. Yadley, Esquire
Shumaker, Loop & Kendrick, LLP
101 E. Kennedy Blvd, Suite 2800
Tampa, FL 33602
Telephone: (813) 229-7600

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
	Amount	Maximum	Maximum	Amount of
Title of Securities	to be	Offering Price	Aggregate	Registration
to be Registered	Registered(1)	Per Share(2)	Offering Price	Fee
Common Stock, par value $.001 per share	10,000	$24.05	$240,500	$29

(1)	This registration statement registers resales of 10,000 shares of common stock which may be offered and sold from time to time by certain shareholders of the Registrant. Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement shall also cover additional shares of common stock which may become issuable to such shareholder by reason of any stock split, stock dividend, recapitalization or other similar transactions effected without consideration which results in an increase in the number of the Registrant’s shares of outstanding common stock.

(2)	Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(c), the fee is calculated on the basis of the average of the high and low prices for the Registrant’s common stock as reported through the Nasdaq National Market System on April 15, 2005.

REOFFER PROSPECTUS

SUN HYDRAULICS CORPORATION

10,000 Shares of Common Stock

     This prospectus relates to shares of our common stock, par value $.001 per share, which may be offered and sold from time to time by The Charles Schwab Trust Company, acting as trustee of the Sun Hydraulics Corporation 401(k) And ESOP Retirement Plan (the “Selling Shareholder”). The Selling Shareholder received the shares through stock grants from us for the benefit of our United States employees. Our common stock is listed for trading on the Nasdaq Stock Market’s National Market System under the symbol “SNHY.” On April 15, 2005, the closing price of the common stock, as reported in the National Market System, was $23.24 per share.

     We will not receive any of the proceeds from sales of the shares by the Selling Shareholder. The shares may be offered from time to time by the Selling Shareholder through ordinary brokerage transactions, at market prices prevailing at the time of sale. See “Plan of Distribution.” All costs, expenses and fees in connection with the registration of the shares will be borne by us. Brokerage commissions and similar selling expenses, if any, attributable to the offer or sale of the shares will be borne by the Selling Shareholder.

     The Selling Shareholder and any broker executing sell orders on behalf of the Selling Shareholder may be deemed to be an “underwriter” as defined in the Securities Act of 1933, as amended (the “Securities Act”). If any broker-dealers are used to effect sales, any commissions paid to broker-dealers and, if broker-dealers purchase any of the shares as principals, any profits received by such broker-dealers on the resale of the shares, may be deemed to be underwriting discounts or commissions under the Securities Act. In addition, any profits realized by the Selling Shareholder may be deemed to be underwriting commissions.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is April 19, 2005

OUR BUSINESS

     We are a leading designer and manufacturer of high-performance screw-in hydraulic cartridge valves and manifolds, which control force, speed, and motion as integral components in fluid power systems. The innovative floating construction of our screw-in cartridge valves and the design of the cavities in which they are installed provide demonstrable performance and reliability advantages compared to other available screw-in cartridge valves. We design and manufacture one of the most comprehensive lines of screw-in hydraulic cartridge valves and manifolds in the world. We have generated a profit every year since 1972 and have paid a dividend every quarter since our public offering in 1997. We believe that our success is primarily a result of our innovative product design, consistent high quality, superior product performance and the breadth of the markets we serve.

     We sell our products primarily through a global network of independent fluid power distributors to a diverse universe of end users, for use in various “mobile” applications, such as construction, agricultural and utility equipment, and a broad array of “industrial” applications, such as machine tools and material handling equipment. While many of our end users are subject to cyclical demand for their products, we mitigate this exposure through the wide variety of applications and industries we serve.

     We were organized as a Florida corporation in 1986 to take over the operations of the business of our predecessor, Suninco, Inc. (f/k/a Sun Hydraulics Corporation). Suninco, Inc. was founded in 1970 by Robert E. Koski for the specific purpose of developing and promoting screw-in cartridge valve technology. Our executive offices are located at 1500 West University Parkway, Sarasota, Florida 34243, and our telephone number is (941) 362-1200.

AVAILABLE INFORMATION

     We are subject to the information requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the “Commission”). The reports, proxy statements and other information filed by us with the Commission can be inspected and copied at the Public Reference Room of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of such material also may be obtained by mail from the Public Reference Room of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Information regarding the operation of the Public Reference Room may be obtained by calling the Commission at 1-800-SEC-0330. Additionally, the Commission maintains an Internet site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission and that is located at http://www.sec.gov.

     This prospectus constitutes part of a registration statement on Form S-8 filed on the date hereof (herein, together with all amendments and exhibits, referred to as the “registration statement”) by us with the Commission under the Securities Act. This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information about us and the common stock, reference is hereby made to the registration statement. Statements contained herein concerning the provisions of any contract, agreement or other document are not necessarily complete, and in each instance reference is made to the copy of such contract, agreement or other document filed as an exhibit to the registration statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference. Copies of the registration statement together with exhibits may be inspected at the offices of the Commission as indicated above without charge and copies thereof may be obtained therefrom upon payment of a prescribed fee.

     No person is authorized to give any information or to make any representations, other than those contained in this prospectus, in connection with the offering described herein, and, if given or made, such information or representations must not be relied upon as having been authorized by us or the Selling Shareholder. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, nor shall there by any sale of these securities by any person in any jurisdiction in which it is unlawful for such person to make such offer, solicitation or sale. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create an implication that the information contained herein is correct as of any time subsequent to the date of this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed with the Commission are hereby incorporated in this prospectus by reference:

(a) Our Annual Report on Form 10-K for the year ended December 25, 2004;

(b) Our Current Reports on Form 8-K filed January 14, 2005, January 20, 2005, February 10, 2005, March 2, 2005, and March 8, 2005; and

(c) The description of our common stock included in the registration statement on Form S-1 (File No. 333-14183) (incorporated by reference into our Securities Exchange Act Registration Statement on Form 8-A, filed December 6, 1996), and any amendment or report filed for the purpose of updating such description.

     All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from their respective dates of filing.

     Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

     The information relating to us contained in this prospectus should be read together with the information in the documents incorporated by reference.

     This prospectus incorporates by reference documents which are not presented herein or delivered herewith. Such documents (other than exhibits to such documents unless such exhibits are specifically incorporated by reference) are available without charge to any person to whom this prospectus is delivered, upon written or oral request. Requests for such documents should be directed to Richard K. Arter, Sun Hydraulics Corporation, 1500 West University Parkway, Sarasota, Florida 34243, telephone: (941) 362-1200.

PRIVATE SECURITIES LITIGATION REFORM ACT SAFE HARBOR STATEMENT

     Certain oral statements made by management from time to time and certain statements contained in our reports filed with the Commission that are not historical facts are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 and, because such statements involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Forward-looking statements, including those in Management’s Discussion and Analysis of

Financial Condition and Results of Operations, are statements regarding our intent, belief or current expectations, estimates or projections about our business and the industry in which we operate, and assumptions made by us, and include among other items, (i) our strategies regarding growth, including our intention to develop new products; (ii) our financing plans; (iii) trends affecting our financial condition or results of operations; (iv) our ability to continue to control costs and to meet our liquidity and other financing needs; (v) the declaration and payment of dividends; and (vi) our ability to respond to changes in customer demand domestically and internationally, including as a result of standardization. Although we believe that our expectations are based on reasonable assumptions, we can give no assurance that the anticipated results will occur.

     Important factors that could cause the actual results to differ materially from those in the forward-looking statements include, among other items, (i) the economic cyclicality of the capital goods industry in general and the hydraulic valve and manifold industry in particular, which directly affect customer orders, lead times and sales volume; (ii) conditions in the capital markets, including the interest rate environment and the availability of capital; (iii) changes in the competitive marketplace that could affect our revenue and/or cost bases, such as increased competition, lack of qualified engineering, marketing, management or other personnel, and increased labor and raw materials costs; (iv) changes in technology or customer requirements, such as standardization of the cavity into which screw-in cartridge valves must fit, which could render our products or technologies noncompetitive or obsolete; (v) new product introductions, product sales mix and the geographic mix of sales nationally and internationally; and (vi) changes relating to our international sales, including changes in regulatory requirements or tariffs, trade or currency restrictions, fluctuations in exchange rates, and tax and collection issues. Further information relating to factors that could cause actual results to differ from those anticipated is included but not limited to information under the headings “Business” (including under the subheading “Business Risk Factors”) in our Form 10-K for the year ended December 25, 2004. We disclaim any intention or obligation to update or revise forward-looking statements, whether as a result of new information, future events or otherwise.

SELLING SHAREHOLDER

     The following table sets forth (a) the name and position or positions with us of the Selling Shareholder; (b) the number of shares of common stock beneficially owned (as such term is defined in Rule 13d-3 under the Exchange Act) by the Selling Shareholder as of the date of this prospectus; (c) the number of shares of common stock that the Selling Shareholder may offer for sale from time to time pursuant to this prospectus, whether or not such Selling Shareholder has a present intention to do so; and (d) the number of shares of common stock to be beneficially owned by the Selling Shareholder following the sale of all shares that may be so offered, assuming no other change in the beneficial ownership of our common stock by the Selling Shareholder after the date of this prospectus.

     The Selling Shareholder received the shares offered hereunder through stock grants from us for the benefit of our United States employees. The trustee of the ESOP does not have voting power with respect to the shares of common stock.

				Shares
	Principal		Number of	Beneficially
	Position(s)(1)	Shares	Shares	Owned After
	with	Beneficially	Offered	the
Selling Shareholder	the Company	Owned	for Resale	Resale
Sun Hydraulics Corporation 401(k) And ESOP Retirement Plan	None	100,480	10,000	90,480
Total		100,480	10,000	90,480

     We will supplement this prospectus from time to time as required by the rules of the Commission to include certain information concerning the security ownership of the Selling Shareholder or any new Selling Shareholder, the number of shares offered for resale and the position, office or other material relationship which a Selling Shareholder has had within the past three years with us or any of our affiliates.

USE OF PROCEEDS

     We will not receive any proceeds from the sale of the shares by the Selling Shareholder.

PLAN OF DISTRIBUTION

     We are registering the shares on behalf of the Selling Shareholder. All costs, expenses and fees in connection with the registration of the shares offered hereby will be borne by us. Brokerage commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by the Selling Shareholder.

     The purpose of the prospectus is to permit the Selling Shareholder, if it desires, to offer for sale and sell shares it acquired under stock grants from us for the benefit of our United States employees at such times and at such places as the Selling Shareholder chooses in connection with its administration of the Sun Hydraulics Corporation 401(k) And ESOP Retirement Plan.

     The decision to sell any shares is within the discretion of the Selling Shareholder, subject generally to our policies affecting the timing and manner of sale of common stock by our affiliates. There can be no assurance that any of the shares will be sold by the Selling Shareholder.

     The Selling Shareholder has advised us that any sales of shares will be effected in customary brokerage transactions at market prices prevailing at the time of sale. The Selling Shareholder has advised us that it has not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of the shares, nor is there an underwriter or coordinating broker acting in connection with the proposed sale of the shares by the Selling Shareholder.

     The Selling Shareholder will sell shares to or through broker-dealers, which may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the Selling Shareholder and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

     The Selling Shareholder and any broker-dealers that act in connection with the sale of shares might be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, and any commissions received by such broker-dealers and any profit on the resale of the shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act. The Selling Shareholder may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares against certain liabilities including liabilities arising under the Securities Act.

     Because the Selling Shareholder may be deemed to be an “underwriter” within the meaning of Section 2(11) of the Securities Act, the Selling Shareholder will be subject to the prospectus delivery requirements of the Securities Act, which may include delivery through the facilities of the Nasdaq Stock Market pursuant to Rule 153 under the Securities Act.

EXPERTS

     Our consolidated financial statements for the year ended December 25, 2004, appearing in our Annual Report on Form 10-K for the year ended December 25, 2004, have been audited by Grant Thornton LLP, an independent registered public accounting firm, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the report of Grant Thornton LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

     Our consolidated balance sheet for the year ended December 27, 2003, and the related consolidated statements of operations, shareholders’ equity and comprehensive income, and of cash flows for each of the two years in the period ended December 27, 2003, appearing in our Annual Report on Form 10-K for the year ended December 25, 2004, have been audited by PricewaterhouseCoopers LLP, an independent registered public accounting firm, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements are incorporated herein in reliance upon the report of PricewaterhouseCoopers LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY US OR ANY SELLING SHAREHOLDER. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, IMPLY THAT THERE HAS BEEN NO CHANGE IN OUR AFFAIRS OR THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE AS OF WHICH SUCH INFORMATION IS GIVEN. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF ANY OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY TO ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

PROSPECTUS

10,000 SHARES

Sun Hydraulics Corporation

COMMON STOCK

April 19, 2005

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     Not applicable.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following documents filed by the registrant (Exchange Act File No. 000-21835) with the Securities and Exchange Commission are incorporated herein by reference and made a part hereof:

(a) The registrant’s most recent annual report on Form 10-K, or, if the financial statements therein are more current, the registrant’s most recent prospectus, other than the prospectus of which this document is a part, filed pursuant to rule 424(b) of the Commission under the Securities Act of 1933.

(b) All other reports filed by the registrant pursuant to sections 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the annual report or the prospectus referred to in (a) above.

(c) The description of the registrant’s common stock which is contained in the registrant’s registration statement filed under Section 12 of the Securities Exchange Act of 1934, including any amendment or reports filed for the purpose of updating such description.

     All documents subsequently filed by the registrant with the Commission pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act after the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement. Each document incorporated by reference into this Registration Statement shall be deemed to be a part of this Registration Statement from the date of the filing of such document with the Commission until the information contained therein is superseded or updated by any subsequently filed document which is incorporated by reference into this Registration Statement.

Item 4. Description of Securities.

     Not applicable.

Item 5. Interests of Named Experts and Counsel.

     Not applicable.

Item 6. Indemnification of Directors and Officers.

     The Florida Business Corporation Act (“FBCA”) provides that directors of a corporation will not be liable to the corporation or any other person for monetary damages in connection with any statement, vote, decision or failure to act, regarding corporate management or policy, by the director, except in certain limited situations. The effect of this provision is to eliminate the rights of the registrant and its shareholders (through shareholders’ derivative suits on behalf of the registrant) to recover monetary damages against a director for breach of the fiduciary duty of care as a director (including breaches resulting from negligent behavior) except in certain limited situations. This provision does not limit or eliminate the rights of the registrant or any shareholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director’s duty of care. These provisions will not alter the liability of directors under federal securities laws.

     The Articles of Incorporation of the registrant (the “Articles”) provide that the registrant shall indemnify its directors, officers, employees and agents to the maximum extent and under all circumstances permitted by the FBCA. The registrant believes that these provisions will assist the registrant in attracting and retaining qualified individuals to serve as directors and officers.

     In addition, the registrant has entered into Indemnity Agreements with its directors and executive officers providing for indemnification to the fullest extent permitted by law. The Indemnity Agreements also establish the presumption that the director or executive officer has met the applicable standard of conduct required for indemnification. The agreements provide for litigation expenses to be advanced to a director or executive officer at his or her request provided that he or she undertakes to repay the amount advanced if it is ultimately determined that he or she is not entitled to indemnification for such expenses. The Indemnity Agreements’ indemnification provisions applicable to a derivative suit provide for indemnification for amounts paid in settlement and partial indemnification in the event that a director or executive officer is not entitled to full indemnification.

     The registrant has purchased directors’ and officers’ liability insurance policies which insure against certain liabilities incurred by its directors and officers.

Item 7. Exemption from Registration Claimed.

   Not applicable.

Item 8. Exhibits.

   See the Index to Exhibits attached hereto.

Item 9. Undertakings.

     1. The undersigned registrant hereby undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) that are incorporated by reference in the registration statement.

     (b) That, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     4. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding,) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sarasota, State of Florida, on this 18th day of April, 2005.

SUN HYDRAULICS CORPORATION

By:	/s/ Allen J. Carlson

Allen J. Carlson
President and Chief Executive Officer

By:	/s/ Richard J. Dobbyn

Richard J. Dobbyn
Chief Financial Officer

POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Allen J. Carlson and Richard J. Dobbyn, and each of them acting without the other, his true and lawful attorney-in-fact and agent, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on this 18th day of April, 2005.

Signature	Title

/s/ Clyde G. Nixon
Chairman of the Board of Directors
Clyde G. Nixon

/s/ Marc Bertoneche
Director
Marc Bertoneche

/s/ John S. Kahler
Director
John S. Kahler

/s/ Christine L. Koski
Director
Christine L. Koski

/s/ Robert E. Koski
Director
Robert E. Koski

/s/ Ferdinand E. Megerlin
Director
Ferdinand E. Megerlin

/s/ Hirokatsu Sakamoto
Director
Hirokatsu Sakamoto

/s/ David N. Wormley
Director
David N. Wormley

INDEX TO EXHIBITS

Exhibit
Number	Description

4	Sun Hydraulics Corporation 401(K) And ESOP Retirement Plan (incorporated by reference to Exhibit 99.1 to the registrant’s Form 8-K dated January 10, 2005, filed with the Commission on January 14, 2005).

23.1	Consent of Grant Thornton LLP.

23.2	Consent of PricewaterhouseCoopers LLP.

24	Power of Attorney (included on the signature page).